February 8, 2023
The U.S. Securities and Exchange Commission
100 F Street, NE Washington, DC 20549
Re: Forms Reporting Beneficial Ownership ofFlowers Foods, Inc.
Dear Sir or Madam:
The attached Form ID was executed for me by Brenda Smith, Compliance Manager, for Flowers Foods, Inc.
This letter is to confirm the authority ofBrenda Smith to execute that
Form ID as my agent and to inform you that Stephanie Tillman, Chief Legal Counsel ofFlowers Foods, Inc. has such authority in the future with regard to Forms 4 and Forms 5 filed for me in connection with changes in my direct and indirect beneficial ownership ofFlowers Foods, Inc. securities.
Very truly yours,
~~~
Cindy Cox Chief Human Resources Officer Flowers Foods, Inc.
State of Georgia County of :1PtIJYKJ'l-S
This instrument was acknowledged before me this 5J!!-day of .fek>YWLfi.023, by Cindy Cox, Chief Human Resources Officer ofFlowers Foods, Inc, ; Georgia limited liability company, on behalf ofthe company.
(Seal)
Jas~?ne flo/fVleS

(Name Printed) Notary Public, State ofGeorgia